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            EXHIBIT 3(1) - Restated Certificate of Incorporation as
        filed with the Secretary of State of Delaware on June 29, 1995





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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILED 09:00 AM 06/29/95
                                                           950147379 - 2039007


                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                             AUTOTOTE CORPORATION

     AUTOTOTE CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of this corporation is Autotote Corporation. Autotote Corporation was originally incorporated under the name United Tote, Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was July 2, 1994.

     2. This Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the corporation's Restated Certificate of Incorporation as theretofore amended and supplemented, which amendments have been approved by the stockholders of the Corporation. This Restated Certificate of Incorporation has been adopted by the Board of Directors of the Corporation in accordance with Section 245(h) of the Delaware Corporation Law.

     3.  The text of the Certificate of Incorporation as Restated is as follows:


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                         CERTIFICATE OF INCORPORATION

     FIRST:   The name of the corporation (hereinafter called the corporation)
is Autotote Corporation.

     SECOND: The address of its registered office in the State of Delaware is 1209 orange Street, in the city of Wilmington, county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:   The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

    FOURTH:   The total number of shares of all stock which the Corporation shall have authority to issue is 102,000,000 shares, consisting of: (i) 99,300,000 shares of Class A Common Stock, par value 8.01 per share (herein called the "Class A Common Stock"); (ii) 700,000 shares of Class B Nonvoting Common Stock, par value $.01 per share (herein called the "Class B Common Stock"); and (iii) 2,000,000 shares, $1.00 par value, as designated Preferred Stock. All cross references in each subdivision of this ARTICLE Fourth refer to other paragraphs in such subdivision unless otherwise indicated.

          The shares of Preferred Stock are hereby authorized to be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are specified in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof. Such Preferred Stock may be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of capital stock of the corporation at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated and expressed in the Certificate of Incorporation or any amendment thereto or in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof.

          The rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares or the holders thereof are as follows:

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                              A. PREFERRED STOCK

          Authority is hereby expressly vested in the Board of Directors of the corporation, subject to the provisions of this ARTICLE FOURTH and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of Preferred Stock and, with respect to each such series, to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:

               (i)   The designation of such series.

               (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the corporation's capital stock, and whether such dividends shall be cumulative or non-cumulative.

               (iii) Whether the shares of such series shall be subject to redemption by the corporation at the option of either the corporation or the holder or both or upon the happening of a specified event and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

               (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

               (v) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the corporation's capital stock, and, if provision is made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges.

               (vi) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

               (vii) The rights of the holders of the shares of such series upon the voluntary or involuntary

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           liquidation, dissolution or winding up of the corporation.

                (viii) The provisions as to voting, optional and/or other special rights and preferences, if any.

                                B. COMMON STOCK

      Except as otherwise provided herein, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle holders thereof to the same rights and privileges.

           1. Voting Rights. The holders of Class A Common Stock will be entitled to notice of and to attend all meetings of the shareholders or the corporation and shall be entitled to one vote per share on all matters to be voted on by the corporation's shockholders, and except as otherwise required by law, the holders of Class B Common Stock will have no right to vote their shares of Class B Common Stock on any matters to be voted on by the corporation's stockholders.

           2. Dividends. Subject to all provisions of this ARTICLE FOURTH, the holders of the Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors of the corporation, out of any funds legally available for such purpose. When and as dividends are declared thereon, whether payable in cash, property or securities of the corporation, the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to share, ratably according to the number of shares of Class A Common Stock or Class B Common Stock held by them, in such dividends; provided, that if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends will be declared which are payable at the same rate on both classes of Common Stock, and the dividends payable in shares of Class A Common Stock will be payable to the holders of Class A Common Stock, and the dividends payable in shares of Class B Common Stock will be payable to the holders of Class B Common Stock.

           3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, or any distribution of any of its assets to any of its stockholders other than by dividends from funds legally available therefor, and other than payments made upon redemptions or purchases of shares of the corporation, after payment full of the amount which the holders of Preferred Stock are entitled to receive in such event, the holders of Class A Common Stock and Class B Common Stock shall be entitled to share, ratably according to the number of shares of Class A Common Stock or Class B Common Stock held by them, in the remaining assets of the corporation available for distribution to its stockholders.

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          4.  Conversion of Class B Common Stock. (a) At any time and from time to time, each record holder of Class B Common Stock will be entitled to convert any and all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock at such holder's election.

          (b) Each conversion of shares of Class B Common Stock into shares of Class A Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the corporation (or such other office or agency of the corporation as the corporation may designate by notice in notice in writing to the holder or holders of the Class B Common Stock) at any time during normal business hours, together with written notice by the holder of such Class B Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common Stock represented by such certificate or certificates into Class A Common Stock (and such statement will obligate the corporation to issue such Class A Common Stock). Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common Stock as such holder will cause and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

          (c) Promptly after such surrender and the receipt of such written notice, the corporation will issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (ii) a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the corporation in connection with such conversion but which was not converted.

          (d) If the corporation in any manner subdivides or combines the outstanding shares of one class of either Class A Common Stock or Class B Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

          (e) In the case of, and as a condition to, any capital reorganization of, or any reclassification of the capital stock of, the corporation (other than a subdivision or combination of shares of Class A Common Stock or Class B Common Stock into a greater or lesser number of shares (whether with or without par value) or a change in the par value of Class A Common Stock or Class B Common Stock or from par value to no par value, or from no par value to par value or in the case of, and as condition to, the consolidation or merger of the corporation with or into another corporation (other than a merger in which the corporation is the continuing corporation and which does not result in any


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reclassification of outstanding shares of Class A Common Stock or Class B Common
Stock)), each share of Class B Common Stock shall be convertible into the number of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation or merger by a holder of the number of shares of Class A Common Stock of the corporation into which such share of Class B Common Stock was convertible immediately prior to such reorganization, reclassification, consolidation or merger, and, in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this ARTICLE FOURTH with respect to the rights and interests thereafter of the holders of Class B Common Stock to the end that the provisions set forth in this ARTICLE FOURTH (including provisions with respect to the conversion rate) shall thereafter be applicable, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of Class B Common
Stock.

          (f) Shares of Class B Common Stock which are converted into shares of Class A Common Stock as provided therein shall not be reissued.

          (g) The corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Class B Common Stock as provided in this ARTICLE FOURTH, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Class B Common Stock.

          (h) The issue of certificates for Class A Common Stock upon the conversion of Class B Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the corporation in connection with such conversion and the related issuance of Class A Common Stock issued or issuable upon the conversion of Class B Common Stock in any manner which would interfere with the timely conversion of Class B Common Stock.

     FIFTH:   The corporation is to have perpetual existence.

     SIXTH:   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the corporation.

     SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or

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places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

      EIGHTH:   The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     NINTH:     To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this ARTICLE NINTH shall apply to or have any affect on the liability or alleged liability of any director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation on June 28, 1995.
                         --

                               /s/ Martin E. Schloss
                           ----------------------------
                           Martin E. Schloss
                           Vice President and General
                                Counsel



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